UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2013

Date of Report (Date of earliest event reported)

OLIE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54909

 (Commission File Number)

33-1220056

 (IRS Employer Identification No.)

300-838 HASTINGS STREET VANCOUVER, BC V6C0A6

     (Address of Principal Executive Offices and Zip Code)

(604) 828-9999

 (Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) [___]

Section 8 – Other Events

Item 8.01: other Events.

Olie Inc., OTCQB symbol “OLIE” (the “Company” or “OLIE”), is announcing that on May 21, 2013 it entered into a Memorandum Of Understanding (the “MOU”) with Whitehall IV LLC (“Whitehall”), a limited liability company that is the sole owner of an entity known as Mitch Stone Essentials.  The purpose of the MOU is to provide the basis for an acquisition of Mitch Stone Essentials by Olie.  Mitch Stone Essentials is engaged in the manufacture of products in the beauty industry, including hair care products.

The MOU provides that Whitehall will vend all rights to Mitch Stone Essentials together with all other assets, including but not limited to, any signed or pending agreements, equipment and inventory, into Olie in return for restricted shares of Olie common stock.  The parties propose that Whitehall will receive forty-five million nine hundred thousand (45,900,000) shares of Olie restricted common stock in the transaction.  The parties are presently engaged in due diligence activities and expect to close the transaction within ninety (90) days of execution of the MOU.

Olie Inc. Safe Harbor Statement

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management are subject to a number of uncertainties and risks that could significantly affect the Company's current plans and expectations, as well as future results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olie Inc.

By:/s/:  Robert Gardner

Robert Gardner, Chief Executive Officer

DATED:  May 28, 2013

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